July 19, 2000

Photronics, Inc.
1061 East Indiantown Road
Jupiter, FL 33477

Re: Photronics, Inc. Registration Statement 333-40712 on Form S-3 ("Registration Statement")

Ladies and Gentlemen:

     We are furnishing this opinion of counsel to Photronics, Inc., a Connecticut corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement relating to the resale by the "Selling Shareholders" (as defined in the Registration Statement) of up to 1,000,000 shares of the Company's common stock, par value $0.1 per share (the "Shares").

     For purposes of rendering this opinion, we have examined the Certificate of Incorporation, as amended, and Bylaws of the Company, and the originals, or copies certified or otherwise identified to our satisfaction, of records of corporate proceedings of the Company as made available to us by the Company, certificates of public officials and of representatives of the Company, and such other documents and records as we deemed necessary. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

     Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deemed relevant under the circumstances, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

     We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the laws of the State of Connecticut Business Corporation Act.

     We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement and to the reference to us contained in the prospectus which forms part of the Registration Statement under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                     Very truly yours,


                                     /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                     -----------------------------------------
                                     Paul, Hastings, Janofsky & Walker LLP